Exhibit 99.1

Visa Inc. Posts Strong Fiscal Second Quarter 2012 Earnings Results

•	GAAP quarterly net income of $1.3 billion including non-cash tax benefit

•	Adjusted quarterly net income of $1.1 billion or $1.60 per diluted class A common share excluding non-cash tax benefit

SAN FRANCISCO, CA, May 2, 2012 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal second quarter 2012 ended March 31, 2012. GAAP net income for the quarter, inclusive of a one-time non-cash benefit related to the remeasurement of existing net deferred tax liabilities, was $1.3 billion.

On an adjusted basis, excluding this non-cash benefit, net income for the quarter was $1.1 billion, an increase of 23% over the prior year, and diluted class A common stock earnings per share were $1.60, an increase of 30% over the prior year. The weighted-average number of diluted class A common stock outstanding was approximately 676 million. The Company’s adjusted quarterly net income per share of class A common stock is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the accompanying financial tables.

GAAP net operating revenue in the fiscal second quarter of 2012 was $2.6 billion, an increase of 15% over the prior year and driven by strong double-digit growth in service revenues, data processing revenues and international transaction revenues.

“Our strong financial performance this quarter was fueled by continued growth of U.S. credit products, strong cross border spending and expansion of Visa’s core business in international markets,” said Joseph Saunders, Chairman and Chief Executive Officer, Visa Inc. “Across the globe Visa’s business continues to expand at a healthy pace, the result of our commitment to continued expansion in our core business as well as our ability to leverage innovative payment technologies.”

Fiscal Second Quarter 2012 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2011, on which fiscal second quarter service revenue is recognized, was a positive 11% over the prior year at $993 billion.

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2012, was a positive 11% over the prior year at $956 billion.

Cross-border volume growth, on a constant dollar basis, was a positive 16% for the three months ended March 31, 2012.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended March 31, 2012, were 13 billion, a positive 8% increase over the prior year.

Fiscal second quarter 2012 service revenues were $1.2 billion, an increase of 13% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 12% over the prior year to $922 million. International transaction revenues, which are driven by cross-border activity, grew 17% over the prior year to $733 million. Other revenues, which include the Visa Europe licensing fee, were $179 million, a 14% increase over the prior year. Client incentives, which are a contra revenue item, were $497 million and represent 16% of gross revenues.

Total operating expenses were $972 million for the quarter, a 13% increase over the prior year, primarily due to higher personnel costs associated with acquisitions and investments in technology projects to support our growth initiatives.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $8.9 billion at March 31, 2012.

Visa’s GAAP effective tax rate was 19.7% for the quarter ended March 31, 2012. On an adjusted basis, the effective tax rate was 32.6%.

Notable Event:

As announced on April 26, 2012, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.22 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on June 5, 2012, to all holders of record of the Company’s class A, class B and class C common stock as of May 18, 2012.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metric through 2012:

•	Adjusted annual diluted class A common stock earnings per share growth: High teens to low twenties.

Visa Inc. affirms its financial outlook for the following metrics for 2012:

•	Annual net revenue growth in the low double digits;

•	Client incentives as a percent of gross revenues: 17% to 18% range;

•	Marketing expenses: Under $1 billion;

•	Annual operating margin of about 60%;

•	Adjusted tax rate: 33% to 34% range*;

•	Capital expenditures $350 million to $400 million range; and

•	Annual free cash flow greater than $4 billion.

* Financial Outlook excludes the impact of a non-cash benefit related to the remeasurement of deferred tax liabilities, which would decrease the GAAP tax rate to 29 to 30%. These deferred tax liabilities are primarily associated with indefinite-lived intangible assets recorded as part of Visa’s October 2007 reorganization.

Fiscal Second Quarter 2012 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “continue,” “could,” “may,” “potential,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about our strategy and its execution and about our revenue, earnings per share, incentive payments, expenses, operating margin, tax rate, capital expenditures and free cash flow and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of new laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement fees promulgated under the U.S. Wall Street Reform and Consumer Protection Act, or the Reform Act;

•	rules under the Reform Act expanding issuers’ and merchants’ choice among debit payment networks;

•	U.S. government and other parties’ reactions to the changes we have made to our business in response to the Reform Act;

•	increased regulation outside the United States and in other product categories; and

•	rules about consumer privacy and data use and security;

•	developments in current or future litigation or government enforcement, including interchange, antitrust and tax disputes;

•	economic factors, such as:

•	an increase or spread of the current European crisis involving sovereign debt and the euro;

•	other global economic, political and health conditions;

•	cross-border activity and currency exchange rates; and

•	material changes in our clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from the payments value stream;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate recent acquisitions successfully or to effectively launch new products and businesses;

•	changes in accounting principles or treatments; and

the other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,241	$1,093	$2,392	$2,101
Data processing revenues	922	823	1,873	1,667
International transaction revenues	733	624	1,481	1,254
Other revenues	179	156	357	317
Client incentives	(497)	(451)	(978)	(856)

Total operating revenues	2,578	2,245	5,125	4,483

Operating Expenses
Personnel	431	351	820	708
Network and processing	103	80	201	160
Marketing	170	183	360	380
Professional fees	82	77	152	138
Depreciation and amortization	80	70	160	137
General and administrative	106	95	208	205
Litigation provision	—	6	—	6

Total operating expenses	972	862	1,901	1,734

Operating income	1,606	1,383	3,224	2,749

Other Income (Expense)
Interest expense	(7)	(12)	(17)	(8)
Investment income, net	9	9	19	19
Other	1	(3)	—	(1)

Total other income (expense)	3	(6)	2	10

Income before income taxes	1,609	1,377	3,226	2,759
Income tax provision	317	497	907	995

Net income including non-controlling interest	1,292	880	2,319	1,764
Loss attributable to non-controlling interest	—	1	2	1

Net income attributable to Visa Inc.	$1,292	$881	$2,321	$1,765

Basic earnings per share
Class A common stock	$1.92	$1.24	$3.41	$2.47

Class B common stock	$0.82	$0.63	$1.56	$1.26

Class C common stock	$1.92	$1.24	$3.41	$2.47

Basic weighted-average shares outstanding
Class A common stock	524	505	522	499

Class B common stock	245	245	245	245

Class C common stock	42	80	44	87

Diluted earnings per share
Class A common stock	$1.91	$1.23	$3.40	$2.46

Class B common stock	$0.81	$0.63	$1.55	$1.26

Class C common stock	$1.91	$1.23	$3.40	$2.46

Diluted weighted-average shares outstanding
Class A common stock	676	714	683	717

Class B common stock	245	245	245	245

Class C common stock	42	80	44	87

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2012	September 30, 2011
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,042	$2,127
Restricted cash - litigation escrow	4,282	2,857
Investment securities
Trading	66	57
Available-for-sale	849	1,214
Settlement receivable	508	412
Accounts receivable	655	560
Customer collateral	898	931
Current portion of client incentives	233	278
Deferred tax assets	430	489
Prepaid expenses and other current assets	332	265

Total current assets	10,295	9,190
Investment securities, available-for-sale	1,696	711
Client incentives	98	85
Property, equipment and technology, net	1,540	1,541
Other assets	112	129
Intangible assets, net	11,437	11,436
Goodwill	11,668	11,668

Total assets	$36,846	$34,760

Liabilities
Accounts payable	$75	$169
Settlement payable	702	449
Customer collateral	898	931
Accrued compensation and benefits	332	387
Client incentives	750	528
Accrued liabilities	544	562
Accrued litigation	286	425

Total current liabilities	3,587	3,451
Deferred tax liabilities	3,941	4,205
Other liabilities	797	667

Total liabilities	8,325	8,323

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 528 and 520 shares issued and outstanding at March 31, 2012, and September 30, 2011, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2012 and September 30, 2011	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 41 and 47 shares issued and outstanding at March 31, 2012, and September 30, 2011, respectively	—	—
Additional paid-in capital	20,009	19,907
Accumulated income	8,688	6,706
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	5	—
Defined benefit pension and other postretirement plans	(194)	(186)
Derivative instruments classified as cash flow hedges	17	18
Foreign currency translation adjustments	(4)	(8)

Total accumulated other comprehensive loss, net	(176)	(176)

Total equity	28,521	26,437

Total liabilities and equity	$36,846	$34,760

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended March 31,
	2012	2011
	(in millions)
Operating Activities
Net income including non-controlling interest	$2,319	$1,764
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Amortization of client incentives	978	856
Share-based compensation	76	90
Excess tax benefit for share-based compensation	(27)	(8)
Depreciation and amortization of intangible assets and property, equipment and technology	160	137
Deferred income taxes	(200)	129
Other	(36)	(11)
Change in operating assets and liabilities:
Trading securities	(9)	(6)
Settlement receivable	(96)	11
Accounts receivable	(95)	(62)
Client incentives	(724)	(734)
Other assets	(23)	(188)
Accounts payable	(94)	(51)
Settlement payable	253	(88)
Accrued compensation and benefits	(55)	(90)
Accrued and other liabilities	96	(10)
Accrued litigation	(140)	(130)

Net cash provided by operating activities	2,383	1,609

Investing Activities
Purchases of property, equipment and technology	(127)	(147)
Proceeds from disposal of property, equipment and technology	2	—
Purchases of intangible assets	(35)	—
Investment securities, available-for-sale:
Purchases	(2,140)	—
Proceeds from sales and maturities	1,530	10
Purchases of / contributions to other investments	(3)	—
Proceeds / distributions from other investments	3	103
Acquisition, net of cash received of $18	—	(162)

Net cash used in investing activities	(770)	(196)

Financing Activities
Repurchase of class A common stock	(75)	(536)
Dividends paid	(300)	(215)
Deposits into litigation escrow account—retrospective responsibility plan	(1,565)	(1,200)
Payment from litigation escrow account—retrospective responsibility plan	140	140
Cash proceeds from exercise of stock options	77	39
Excess tax benefit for share-based compensation	27	8
Principal payments on debt	—	(7)
Principal payments on capital lease obligations	(6)	(8)

Net cash used in financing activities	(1,702)	(1,779)

Effect of exchange rate changes on cash and cash equivalents	4	11

Decrease in cash and cash equivalents	(85)	(355)
Cash and cash equivalents at beginning of year	2,127	3,867

Cash and cash equivalents at end of period	$2,042	$3,512

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$1,071	$1,015
Amounts included in accounts payable and accrued and other liabilities related to purchases of intangible assets and property, equipment and technology	$52	$20
Interest payment on debt	$—	$2

Adjusted Net Income and Earnings Per Share

US $ in millions, except per share data

During the three months ended March 31, 2012, the state of California approved certain changes to its state tax apportionment rules, effective retroactively to the beginning of fiscal 2012, which lowered our overall state tax rate. As a result, in our income tax provision for the three months ended March 31, 2012, we recorded a one-time, non-cash benefit of $208 million resulting from the remeasurement of our existing net deferred tax liabilities primarily associated with $11 billion of indefinite-lived intangible assets previously recorded to reflect our reorganization in 2007. This adjustment has no cash impact to us. Management therefore believes that the resulting net income recorded is not indicative of Visa’s financial performance in the current or future periods. Management believes the presentation of adjusted net income and adjusted diluted earnings per share provides a clearer understanding of our operating performance for the periods.

	Three Months Ended March 31, 2012(1)		Six Months Ended March 31, 2012(1)
	(in millions, except per share data)
	Net Income Attributable to Visa Inc.	Fully-diluted earnings per share(1)	Net Income Attributable to Visa Inc.	Fully-diluted earnings per share(1)
As reported	$1,292	$1.91	$2,321	$3.40
Impact of deferred tax adjustment	(208)	(0.31)	(208)	(0.30)

Adjusted	$1,084	$1.60	$2,113	$3.09
Weighted-average number of diluted shares (as reported)		676		683

(1)	Earnings per share figures calculated based on whole numbers, not rounded numbers.

Adjusted Effective Tax Rate

As discussed on the previous page, during the three months ended March 31, 2012, we recorded a one-time, non-cash benefit resulting from the remeasurement of our existing net deferred tax liabilities. This adjustment has no cash impact to us. Management therefore believes that the resulting benefit recorded in our effective income tax rates is not indicative of our financial performance in the current or future periods. Management believes the presentation of our adjusted effective income tax rates provides a clearer understanding of our operating performance for these periods.

	Three Months Ended March 31, 2012(1)	Six Months Ended March 31, 2012(1)
Effective income tax rate (as reported)	19.7%	28.1%
Remeasurement of deferred tax liabilities	12.9%	6.4%

Adjusted effective income tax rate	32.6%	34.6%

(1)	Effective income tax rate calculated based on whole numbers, not rounded numbers.

VISA INC.

FISCAL 2011 AND 2012 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2011 Quarter Ended				Fiscal 2012 Quarter Ended
	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
	(in millions)
Operating Revenues
Service revenues	$1,008	$1,093	$1,055	$1,105	$1,151	$1,241
Data processing revenues	844	823	886	925	951	922
International transaction revenues	630	624	662	758	748	733
Other revenues	161	156	167	171	178	179
Client incentives	(405)	(451)	(448)	(576)	(481)	(497)

Total operating revenues	2,238	2,245	2,322	2,383	2,547	2,578

Operating Expenses
Personnel	357	351	363	388	389	431
Network and processing	80	80	91	106	98	103
Marketing	197	183	251	239	190	170
Professional fees	61	77	84	115	70	82
Depreciation and amortization	67	70	74	77	80	80
General and administrative	110	95	114	95	102	106
Litigation provision	—	6	—	1	—	—

Total operating expenses	872	862	977	1,021	929	972

Operating income	1,366	1,383	1,345	1,362	1,618	1,606

Other Income (Expense)
Interest income (expense)	4	(12)	(11)	(13)	(10)	(7)
Investment income, net	10	9	88	1	10	9
Other	2	(3)	121	4	(1)	1

Total other income (expense)	16	(6)	198	(8)	(1)	3

Income before income taxes	1,382	1,377	1,543	1,354	1,617	1,609
Income tax provision	498	497	539	476	590	317

Net income including non-controlling interest	884	880	1,004	878	1,027	1,292
Loss attributable to non-controlling interest	—	1	1	2	2	—

Net income attributable to Visa Inc.	$884	$881	$1,005	$880	$1,029	$1,292

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended March 31, 2012, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2012 and 2011, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended March 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$400	13.7%	12.0%	$267	15.7%	13.0%	2,849	$133	9.9%	10.0%	617
Canada	56	7.1%	9.0%	51	7.1%	9.0%	460	5	7.2%	9.1%	10
CEMEA	214	20.7%	25.8%	41	35.8%	42.4%	651	173	17.5%	22.4%	1,013
LAC	252	13.8%	19.5%	91	18.6%	24.6%	2,038	161	11.2%	16.8%	954
US	614	6.6%	6.6%	507	6.2%	6.2%	10,067	107	8.4%	8.4%	856

Visa Inc.	1,536	11.4%	12.5%	956	10.9%	11.0%	16,065	580	12.1%	15.0%	3,450
Visa Credit Programs
US	$233	11.6%	11.6%	$223	11.9%	11.9%	2,592	$10	5.1%	5.1%	15
Rest of World	412	13.2%	13.1%	365	15.0%	14.5%	4,237	47	1.0%	2.6%	182

Visa Inc.	645	12.6%	12.5%	588	13.8%	13.5%	6,829	57	1.7%	3.1%	197
Visa Debit Programs
US	$381	3.8%	3.8%	$284	2.2%	2.2%	7,475	$97	8.8%	8.8%	841
Rest of World	510	16.1%	20.0%	85	25.1%	28.6%	1,761	426	14.5%	18.4%	2,412

Visa Inc.	891	10.5%	12.5%	368	6.6%	7.2%	9,236	523	13.4%	16.5%	3,253

	For the 3 Months Ended December 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$409	13.2%	11.4%	$276	15.1%	12.0%	2,947	$133	9.5%	10.3%	621	519	613
Canada	60	4.1%	5.6%	56	4.7%	6.2%	500	5	-2.2%	-0.8%	10	27	36
CEMEA	221	20.1%	25.0%	39	29.1%	36.6%	643	182	18.3%	22.8%	1,066	241	243
LAC	263	13.0%	19.1%	93	14.7%	20.7%	2,068	169	12.1%	18.3%	998	383	414
US	636	7.5%	7.5%	529	7.3%	7.3%	10,614	107	8.0%	8.0%	880	552	704

Visa Inc.	1,589	11.3%	12.4%	993	10.7%	10.6%	16,773	596	12.4%	15.6%	3,575	1,722	2,011
Visa Credit Programs
US	$248	9.7%	9.7%	$237	9.7%	9.7%	2,808	$11	10.4%	10.4%	16	203	263
Rest of World	430	12.8%	12.2%	379	13.5%	12.7%	4,365	51	7.7%	9.1%	189	456	516

Visa Inc.	678	11.6%	11.3%	616	12.0%	11.5%	7,173	63	8.1%	9.3%	205	659	779
Visa Debit Programs
US	$388	6.1%	6.1%	$292	5.5%	5.5%	7,806	$95	7.8%	7.8%	864	349	441
Rest of World	523	15.1%	19.3%	85	20.3%	24.4%	1,793	438	14.1%	18.4%	2,506	714	791

Visa Inc.	910	11.1%	13.3%	378	8.5%	9.3%	9,599	533	12.9%	16.3%	3,369	1,063	1,232

Operational Performance Data

	For the 3 Months Ended September 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$402	23.1%	13.9%	$272	28.2%	17.4%	2,888	$130	13.6%	7.1%	626	509	602
Canada	61	14.6%	7.6%	56	14.7%	7.7%	489	5	13.5%	6.6%	10	26	35
CEMEA	212	29.7%	27.2%	37	38.8%	36.1%	569	175	28.0%	25.5%	998	241	239
LAC	249	22.4%	16.7%	89	30.0%	23.8%	1,905	160	18.5%	13.1%	929	372	403
US	626	9.1%	9.1%	517	9.1%	9.1%	10,486	109	9.0%	9.0%	906	509	655

Visa Inc.	1,550	17.4%	13.7%	971	17.0%	13.4%	16,337	579	18.0%	14.2%	3,469	1,657	1,933
Visa Credit Programs
US	$241	11.1%	11.1%	$229	10.3%	10.3%	2,664	$13	26.5%	26.5%	18	201	261
Rest of World	421	24.4%	15.6%	369	25.0%	15.9%	4,219	51	20.0%	13.4%	182	453	513

Visa Inc.	662	19.2%	13.9%	598	19.0%	13.7%	6,883	64	21.2%	15.8%	200	654	774
Visa Debit Programs
US	$385	7.9%	7.9%	$288	8.2%	8.2%	7,822	$97	7.0%	7.0%	888	308	394
Rest of World	504	23.2%	18.2%	85	39.6%	32.2%	1,632	419	20.4%	15.7%	2,381	695	766

Visa Inc.	888	16.1%	13.5%	373	14.0%	12.8%	9,454	515	17.6%	14.0%	3,270	1,003	1,160

	For the 3 Months Ended June 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$379	22.7%	13.2%	$248	25.5%	14.8%	2,758	$131	17.6%	10.4%	599	495	588
Canada	60	13.6%	7.7%	55	14.0%	8.0%	473	5	9.9%	4.2%	10	25	34
CEMEA	204	32.3%	27.0%	35	41.6%	35.5%	532	170	30.5%	25.4%	992	230	232
LAC	244	31.8%	22.9%	85	37.1%	27.7%	1,817	159	29.1%	20.5%	912	365	398
US	624	10.0%	10.0%	518	10.4%	10.4%	10,417	106	8.2%	8.2%	902	499	654

Visa Inc.	1,512	19.1%	14.7%	941	17.4%	13.5%	15,996	570	22.2%	16.8%	3,415	1,615	1,906
Visa Credit Programs
US	$235	9.5%	9.5%	$224	9.9%	9.9%	2,570	$11	2.2%	2.2%	17	199	258
Rest of World	400	25.0%	15.7%	348	25.3%	15.8%	4,042	52	22.6%	15.3%	179	448	509

Visa Inc.	634	18.8%	13.3%	572	18.8%	13.4%	6,612	62	18.6%	12.8%	196	647	766
Visa Debit Programs
US	$389	10.3%	10.3%	$294	10.8%	10.8%	7,847	$95	8.9%	8.9%	885	301	397
Rest of World	488	27.8%	20.5%	75	36.6%	27.3%	1,538	413	26.3%	19.4%	2,334	667	744

Visa Inc.	877	19.4%	15.8%	369	15.2%	13.8%	9,385	508	22.6%	17.3%	3,219	968	1,140

	For the 3 Months Ended March 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$352	18.7%	12.4%	$230	18.5%	11.9%	2,629	$121	19.0%	13.6%	578	476	573
Canada	52	12.3%	7.3%	48	11.4%	6.5%	420	5	21.2%	15.8%	9	25	33
CEMEA	177	26.5%	24.8%	30	33.8%	31.2%	483	147	25.1%	23.5%	906	226	225
LAC	222	26.8%	20.4%	77	32.5%	25.8%	1,740	145	23.9%	17.7%	860	360	389
US	576	11.1%	11.1%	477	11.6%	11.6%	9,586	99	8.9%	8.9%	839	504	651

Visa Inc.	1,379	17.2%	14.2%	862	15.7%	13.0%	14,858	517	19.9%	16.4%	3,193	1,592	1,871
Visa Credit Programs
US	$209	7.6%	7.6%	$199	9.1%	9.1%	2,283	$10	-16.4%	-16.4%	15	198	256
Rest of World	364	19.2%	13.1%	318	19.1%	12.8%	3,825	46	19.9%	14.9%	163	444	504

Visa Inc.	573	14.7%	11.0%	517	15.1%	11.4%	6,108	56	11.5%	7.8%	177	641	760
Visa Debit Programs
US	$367	13.2%	13.2%	$278	13.5%	13.5%	7,303	$89	12.6%	12.6%	824	307	395
Rest of World	439	24.4%	19.8%	68	31.8%	25.8%	1,448	372	23.2%	18.8%	2,192	644	715

Visa Inc.	806	19.1%	16.7%	345	16.6%	15.6%	8,751	461	21.0%	17.5%	3,016	951	1,111

Operational Performance Data

	For the 12 Months Ended March 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,590	17.9%	12.6%	$1,063	20.8%	14.3%	11,442	$527	12.5%	9.4%	2,463
Canada	237	9.7%	7.4%	217	10.0%	7.7%	1,921	20	7.0%	4.8%	41
CEMEA	852	25.3%	26.2%	152	36.0%	37.7%	2,395	700	23.2%	24.0%	4,070
LAC	1,008	19.6%	19.5%	359	24.2%	24.1%	7,829	649	17.2%	17.1%	3,793
US	2,499	8.3%	8.3%	2,071	8.2%	8.2%	41,585	429	8.4%	8.4%	3,543

Visa Inc.	6,187	14.7%	13.3%	3,862	13.9%	12.1%	65,171	2,325	16.0%	15.4%	13,909
Visa Credit Programs
US	$957	10.5%	10.5%	$912	10.4%	10.4%	10,635	$45	11.0%	11.0%	65
Rest of World	1,663	18.5%	14.1%	1,461	19.4%	14.7%	16,862	201	12.4%	10.1%	733

Visa Inc.	2,620	15.4%	12.7%	2,374	15.8%	13.0%	27,497	246	12.2%	10.2%	798
Visa Debit Programs
US	$1,542	7.0%	7.0%	$1,159	6.6%	6.6%	30,950	$384	8.1%	8.1%	3,478
Rest of World	2,025	20.2%	19.5%	330	29.7%	28.1%	6,724	1,695	18.5%	18.0%	9,633

Visa Inc.	3,567	14.1%	13.7%	1,488	11.0%	10.7%	37,674	2,079	16.5%	16.0%	13,111

	For the 12 Months Ended March 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,349	16.8%	11.1%	$881	19.1%	12.9%	10,657	$468	12.7%	7.7%	2,345	476	573
Canada	216	13.0%	7.5%	197	12.6%	7.2%	1,771	19	16.7%	10.6%	37	25	33
CEMEA	679	25.3%	25.0%	112	31.1%	29.8%	1,773	568	24.2%	24.1%	3,574	226	225
LAC	843	23.4%	19.0%	289	27.1%	24.2%	6,714	554	21.5%	16.5%	3,495	360	389
US	2,308	11.8%	11.8%	1,913	12.8%	12.8%	38,860	395	6.9%	6.9%	3,423	504	651

Visa Inc.	5,396	16.4%	14.0%	3,392	16.1%	13.9%	59,776	2,004	16.9%	14.1%	12,874	1,592	1,871
Visa Credit Programs
US	$867	4.6%	4.6%	$826	7.3%	7.3%	9,596	$41	-30.7%	-30.7%	65	198	256
Rest of World	1,403	18.2%	12.8%	1,224	18.0%	12.6%	15,347	179	19.3%	14.2%	641	444	504

Visa Inc.	2,270	12.6%	9.6%	2,050	13.4%	10.5%	24,943	220	5.3%	2.2%	706	641	760
Visa Debit Programs
US	$1,442	16.6%	16.6%	$1,087	17.5%	17.5%	29,264	$355	14.0%	14.0%	3,358	307	395
Rest of World	1,684	21.6%	18.1%	254	34.1%	29.6%	5,569	1,430	19.7%	16.3%	8,810	644	715

Visa Inc.	3,126	19.3%	17.4%	1,341	20.3%	19.6%	34,833	1,785	18.5%	15.8%	12,168	951	1,111

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September, 2009, Pakistan and Afghanistan were moved from the AP to CEMEA region. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Mar 31, 2012	15%	16%
Dec 31, 2011	12%	13%
Sep 30, 2011	19%	15%
Jun 30, 2011	20%	14%
Mar 31, 2011	16%	13%
12 Months Ended
Mar 31, 2012	16%	15%
Mar 31, 2011	17%	15%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Mar 31, 2012	13,038	8%
Dec 31, 2011	13,600	8%
Sep 30, 2011	13,263	9%
Jun 30, 2011	13,038	11%
Mar 31, 2011	12,040	13%
12 Months Ended
Mar 31, 2012	52,939	9%
Mar 31, 2011	48,460	15%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Mar 31, 2012	1,281	26%
Dec 31, 2011	1,235	25%
Sep 30, 2011	1,088	31%
Jun 30, 2011	1,045	38%
Mar 31, 2011	1,018	38%
12 Months Ended
Mar 31, 2012	4,649	29%
Mar 31, 2011	3,592	36%